Exhibit 10.1

AMENDMENT TO INVESTOR PRIVATE LINE OF CREDIT

Pursuant to the Investor Private Line of Credit Agreement (“Agreement”) dated and executed on March 13, 2023, by and between James Davidson (herein referred to as "Investor") and Rego Payment Architectures, Inc. (herein referred to as "Rego"), this Amendment shall supersede and become part of the of Agreement as follows:

Section 1 of the Agreement shall be deleted and replaced by the following:

1. Investor hereby extends a line of credit to Rego in the amount of Twenty Million Dollars and No/Cents ($20,000,000.00) to be drawn upon by Rego for a period of two years from the date hereof (i.e. March 13, 2025) in order to provide additional capital to facilitate Rego's operations so long as there has not been any material change in the operations of Rego.

IT IS SO AGREED ON THIS DATE, MARCH 13, 2024.

By:	/s/ James Davison
James Davison
Investor
March 13, 2024

By:	/s/ Peter S. Pelullo
Peter S. Pelullo
Rego Payment Architectures, Inc.
Borrower
March 13, 2024